      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 1, 1997



                                                      REGISTRATION NO. 333-01871


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------


                            POST-EFFECTIVE AMENDMENT



                                    NO. 1 TO


                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            DRESSER INDUSTRIES, INC.

             (Exact name of Registrant as specified in its Charter)

                     DELAWARE                                           75-0813641
             (State of incorporation)                      (I.R.S. Employer Identification No.)

                           --------------------------

                                2001 ROSS AVENUE
                              DALLAS, TEXAS 75201
                                 (214) 740-6000
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                           --------------------------

                               REBECCA R. MORRIS
                VICE PRESIDENT - CORPORATE COUNSEL AND SECRETARY
                                2001 ROSS AVENUE
                              DALLAS, TEXAS 75201
                                 (214) 740-6000
           (Name, Address, including zip code, and telephone number,
                   including area code, of agent for service)

                           --------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
               From time to time after the effective date of this
           Registration Statement as determined by market conditions

                           --------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /X/

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                           --------------------------

    THIS REGISTRATION STATEMENT ALSO RELATES TO AN INDETERMINATE NUMBER OF SHARES OF DRESSER INDUSTRIES, INC. COMMON STOCK, $0.25 PAR VALUE, THAT MAY BE ISSUED UPON STOCK SPLITS, STOCK DIVIDENDS, OR SIMILAR TRANSACTIONS IN ACCORDANCE WITH RULE 416.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                                     [LOGO]

                                 500,000 SHARES
                            DRESSER INDUSTRIES, INC.
                    COMMON STOCK ($0.25 PAR VALUE PER SHARE)

                               ------------------

                  DRESSER INDUSTRIES, INC. AUTOMATIC DIVIDEND
                               REINVESTMENT PLAN

                               ------------------

    The Automatic Dividend Reinvestment Plan (the "Plan") of Dresser Industries, Inc. ("Dresser" or the "Company") provides holders of shares of the common stock, $0.25 par value, of the Company (the "Common Stock") with a convenient method of purchasing additional shares of Common Stock without payment of any brokerage commission or service charge. Any holder of record of shares of Common Stock is eligible to participate in the Plan.

    Participants in the Plan may:

    - have cash dividends on their Common Stock automatically reinvested, or

    - invest both their cash dividends and up to $1,000 per month of optional cash payments.

    The purchase price of the shares of Common Stock purchased with reinvested cash dividends on Common Stock will be an amount equal to 100% of the average of the high and low prices for the Company's Common Stock, as reported in The Wall Street Journal report of NYSE-Composite Transactions, on the investment date as of which such purchase is made (or the next preceding day on which the Company's Common Stock is traded on the New York Stock Exchange, if it is not traded on the New York Stock Exchange on the investment date).

    Stockholders who do not elect to participate in the Plan will continue to receive cash dividends on shares registered in their names.

    This Prospectus relates to 500,000 shares of the Company's Common Stock registered for purchase under the Plan. This Prospectus should be retained for future reference.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
       ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


                  The date of this Prospectus is July 1, 1997.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCOPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING OF SECURITIES DESCRIBED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY DRESSER OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO PURHCASE, ANY SECURITIES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES DESCRIBED HEREIN SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF DRESSER SINCE THE DATE HEREOF OR THAT THE INFORMATION SET FORTH OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION


    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information can be inspected and copied at the offices of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024; and at the Commission's regional offices at CITICORP Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such information may also be accessed electronically by means of the Commission's home page on the internet (http://www.sec.gov). Additionally, reports, proxy statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc. (the "New York Stock Exchange"), 20 Broad Street, New York, New York 10005 and The Pacific Exchange, Inc., (the "Pacific Stock Exchange"), 301 Pine Street, San Francisco, California 94014, on which exchanges the Common Stock is listed.


    The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments, supplements, and exhibits thereto, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


    The following documents, which have been filed by the Company (File No. 1-4003) with the Commission, are incorporated herein by reference:



    1. The Company's Annual Report on Form 10-K for its fiscal year ended October 31, 1996; and



    2. The Company's Quarterly Reports on Form 10-Q for the periods ended January 31, 1997 and April 30, 1997;



    3. The description of the Common Stock contained in Exhibit 1 to the Registration Statement on Form 8-A filed by the Company with the Commission August 30, 1990, as amended by Amendment No. 1 on Form 8 filed with the Commission on October 3, 1990; and



    4.  The description of the Dresser Stock Purchase Rights contained in
       Exhibit 1 to the Registration Statement on Form 8-A filed by the Company with the Commission August 30, 1990, as amended by Amendment No. 1 on Form 8 filed with the Commission on October 3, 1990.


    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

    The Company will furnish without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated herein by reference (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests should be addressed to: The Secretary, Dresser Industries, Inc., P. O. Box 718, Dallas, Texas 75221, (Telephone No. 214/740-6000).

                                  THE COMPANY

    Dresser Industries, Inc., together with its subsidiaries (hereinafter "Dresser" or "Registrant" or the "Company"), is a supplier of highly engineered products, technical services and project management for hydrocarbon energy-related activities that are primarily utilized in oil and gas drilling, production and transmission; gas distribution; power generation; gas processing; petroleum refining and marketing; and petrochemical production. Demand for Dresser's products and services is generally determined by global demand for energy and oil and gas by-products. Dresser was incorporated under the laws of Delaware in 1956 as a successor to a Pennsylvania corporation organized in 1938 by the consolidation of S. R. Dresser Manufacturing Company and Clark Bros. Company. Both were carrying on businesses founded in 1880. Dresser's executive offices are located at 2001 Ross Avenue, Dallas, Texas 75201 (telephone number 214/740-6000).

                                USE OF PROCEEDS

    The net proceeds to be received by Dresser on the sale of shares of Common Stock pursuant to the Plan will be used for working capital and for other corporate purposes.

                              PLAN OF DISTRIBUTION

    The Company is offering to the holders of its Common Stock the opportunity to purchase shares of Common Stock through the Dresser Industries, Inc. Automatic Dividend Reinvestment Plan. The provisions of the Plan are explained in the following questions and answers:

PURPOSE

1.  WHAT IS THE PURPOSE OF THE PLAN?

    The purpose of the Plan is to provide you with a simple and convenient way to increase your ownership of Common Stock of the Company by investing cash dividends and optional cash payments in additional shares of Common Stock without payment of any brokerage commission or service charge.

ADVANTAGES

2.  WHAT ARE THE ADVANTAGES OF THE PLAN?

    Once you are enrolled in the Plan, cash dividends on your shares will be used to purchase shares of Common Stock on each cash dividend payment date (the "investment date"). Optional cash payments will be invested monthly to purchase shares of Common Stock. No brokerage commission or service fee will be paid by participants in connection with purchases made under the Plan.

    Full investment of funds is possible because the Plan permits fractions of shares, as well as whole shares, to be credited to your account. In addition, the Company will hold and act as custodian of the shares purchased through the Plan. This will relieve you of the responsibility of safekeeping multiple stock certificates and will protect you against their loss, theft or destruction. Regular statements of account will provide you with a full record of each transaction.

ADMINISTRATION

3.  WHO ADMINISTERS THE PLAN?


    The Company administers the Plan through its agent The Bank of New York. Shares of Common Stock purchased under the Plan will be registered in the name of the Company or its nominee as agent for participants in the plan. If you decide to participate, the Company will keep a continuous record of your participation and will send you a statement of your account after each transaction.


    For information about the Plan, write to


    The Bank of New York
    Dividend Reinvestment Dept.
    P.O. Box 1958
    Newark, N.J. 07101-9774
    or call: 1-800-432-0158


PARTICIPATION

4.  WHO IS ELIGIBLE TO PARTICIPATE?

    All holders of record of the Company's Common Stock are eligible to participate in the Plan. If you own stock which is registered in street name, you must have the shares transferred to your name in order to participate.

5.  HOW DO I PARTICIPATE?

    If you are eligible, you may join the Plan at any time by completing an Authorization Card provided by the Company and returning it to the Company at the above address. If the account is registered in more than one name, EACH REGISTERED HOLDER MUST SIGN THE AUTHORIZATION CARD EXACTLY AS THE SHARES ARE REGISTERED IN ORDER FOR PARTICIPATION IN THE PLAN TO BEGIN.

6. WILL DIVIDENDS PAID ON SHARES CREDITED TO MY DIVIDEND REINVESTMENT ACCOUNT BE AUTOMATICALLY REINVESTED EACH QUARTER?

    Yes. All dividends paid on shares held in the Plan will be reinvested.

7.  WHEN WILL REINVESTMENT OF MY DIVIDENDS START?

    Your authorization card must be received by the Company at least two weeks prior to a dividend record date in order for that dividend to be reinvested. The current schedule of record dates for Dresser dividends is: March 1, June 1, September 1, and December 1 or the first business day thereafter.

8.  HOW DOES THE OPTIONAL CASH INVESTMENT WORK?

    If you are a participant in the Plan you may elect to make optional cash investments to purchase additional shares of Common Stock of the Company. Payments may not be less than $25 nor more than $1000 per month. Payments may be made as often as once per month; however, there is no obligation to make cash investments on a regular basis.


    Checks or money orders should be payable to The Bank of New York, and mailed to:



    The Bank of New York
    Dividend Reinvestment Dept.
    P.O. Box 1958
    Newark, N.J. 07101-9774


    PLEASE DO NOT SEND CASH.

9.  MUST I SEND A FORM OR NOTICE WITH CASH INVESTMENT?

    Yes. After a transaction has been completed, you will receive a statement showing the amount invested, purchase price, number of shares purchased, and your new balance. Each statement will include a tear-off portion which should accompany your check or money order if you wish to make a cash investment.

10.  WHEN WILL PURCHASES OF COMMON STOCK BE MADE?

    Dividends will be used to purchase Common Stock on the dividend payment dates (currently the 20th of March, June, September, and December or the first business day thereafter). Optional cash payments will be invested with the dividends if they are received on or before the dividend record date. Payments received after the dividend record date will be invested in the following month. In addition to the investments described above, optional cash payments will be invested on the 20th day of January, February, April, May, July, August, October, and November. If the 20th falls on a non-business day, the purchase will be made on the first business day following.

11.  WHAT WILL BE THE PRICE OF SHARES PURCHASED UNDER THE PLAN?

    The price per share will be 100% of the average of the high and low prices of the Company's Common Stock as reported in the Wall Street Journal report of NYSE -- Composite Transactions on the investment date as of which such purchase is made (or the next preceding day on which the Company's Common Stock is traded on the New York Stock Exchange, if it is not traded on the New York Stock Exchange on the investment date).

12.  ARE THERE ANY COSTS TO ME IN CONNECTION WITH MY PURCHASES UNDER THE PLAN?

    There are no brokerage fees because shares are purchased from the Company. All costs of administration of the Plan are to be paid by the Company.

13. WILL I RECEIVE CERTIFICATES FOR SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN?


    Normally certificates for shares of Common Stock purchased under the Plan will not be issued to you as long as you participate in the Plan. If you wish to obtain certificates for any number of whole shares credited to your account without withdrawing from the Plan, you may do so by mailing a written request or by completing the back portion of your Plan statement and mailing it to:



    The Bank of New York
    Dividend Reinvestment Dept.
    P.O. Box 1958
    Newark, N.J. 07101-9774


    The Request must be signed by all holders, exactly as the shares are registered.

14.  HOW WILL SUCH CERTIFICATES BE REGISTERED?

    Accounts in the Plan will be maintained in the name as shown on the Company's shareholder records at the time you enter the Plan. Certificates will be registered in the same manner when issued.

WITHDRAWAL

15.  HOW DO I WITHDRAW FROM THE PLAN?


    To withdraw from the Plan, you must notify The Bank of New York in writing. Your request MUST BE SIGNED BY ALL HOLDERS EXACTLY AS THE SHARES ARE REGISTERED. In the event of withdrawal, certificates for whole shares credited to your Plan account will be issued to you. A cash payment will be made to you for any fractional share. Alternatively, you may request that The Bank of New York forward your shares, on your behalf, to a brokerage firm which will sell the shares for you and remit directly to you the proceeds less brokerage commission and/or service charge and transfer taxes.


16.  WHEN MAY I WITHDRAW FROM THE PLAN?

    You may withdraw from the Plan at any time. If notice of withdrawal is received between a dividend record date and a dividend payment date, the withdrawal will not be processed until after the dividend reinvestment cycle is completed.

OTHER INFORMATION

17.  HOW ARE INCOME TAX WITHHOLDING PROVISIONS APPLIED?

    If your dividends are subject to income tax withholding, the tax will be deducted from your total dividend and the net amount will be reinvested.

18.  HOW WILL MY SHARES HELD UNDER THE PLAN BE VOTED?

    The proxy card forwarded to you prior to any Shareholder's meeting will indicate both the number of shares registered in your name and the number of full and fractional shares credited to your Plan account. If your proxy card is returned properly signed, all of such shares will be voted in accordance with your instructions as indicated on the proxy card.

19.  MAY THE PLAN BE CHANGED OR DISCONTINUED?

    The Company reserves the right to suspend, modify, or terminate the Plan, or any participant's account, at any time at its sole discretion. Any such action will be communicated to participants as soon as practicable.

20.  HOW WILL CORPORATE CHANGES AFFECT THE PLAN?

    The number of shares issuable under the Plan shall be adjusted appropriately in the event of stock dividends, stock splits, recapitalization, mergers, consolidations, combinations or exchanges of shares or other similar corporate changes.

21.  WHAT IS THE RESPONSIBILITY OF THE COMPANY UNDER THE PLAN?

    In administering the Plan, neither the Company nor any agent will be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability arising out of failure to terminate a participant's account upon such participant's death prior to the receipt of notice in writing of such death.

    Participants should recognize that the Company cannot and does not assure them of a profit or protect them against loss on the shares purchased by them under the plan.

FEDERAL INCOME TAX

22.  WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

    Dividends invested in shares of Common Stock under the Plan continue to be taxable for income tax purposes, just as though you received them in cash on the dividend payment date. You will not realize any taxable income when you receive certificates for shares credited to your account under the Plan. However, if you receive, upon withdrawal from or termination of the Plan, a cash adjustment for any fractional share credited to your account, you may realize a gain or loss. You may also realize gain or loss when you sell shares which you have acquired under the Plan. The amount of such gain or loss will be the difference between the amount which you receive for your shares or fractional share and your tax basis in such shares.

    The above information is summary only and does not purport to be complete. For rules regarding the determination of tax basis and for other tax consequences, please consult you own tax advisor. For this purpose, you should retain all Plan statements of account sent to you.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

DESCRIPTION OF DRESSER CAPITAL STOCK


    Dresser is authorized by its Restated Certificate of Incorporation, as amended, (the "Dresser Certificate") to issue 400,000,000 shares of Dresser Common Stock and 10,000,000 shares of Preferred Stock (without par value) ("Preferred Stock") issuable in series. At June 30, 1997, 175,116,958 shares of Dresser Common Stock (exclusive of 9,748,773 shares held in treasury), and no shares of Preferred Stock were outstanding.


    PREFERRED STOCK. The shares of Preferred Stock may be issued from time to time in one or more series. The Dresser Board of Directors is authorized, within the limitations contained in the Dresser Certificate, to fix before issue with respect to each series, among other things, the designation and number of shares to constitute such series, the annual dividend rate, whether such dividends will be cumulative, the time and price of redemption and the liquidation preference applicable to the series, whether or not the series shall be subject to the operation of a sinking fund and, if so, the terms and conditions thereof, whether or not the shares of such series shall be convertible into shares of stock of any other class or classes and the terms and provisions of such conversion rights, the voting powers, if any, of the shares of such series and other optional or special rights, privileges and powers.

    COMMON STOCK. Attached to each share of Dresser Common Stock is a Preferred Stock Purchase Right, more fully described in the Registration Statement on Form 8-A, as amended by Amendment No. 1 to such Registration Statement incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

    DIVIDEND RIGHTS. Subject to the dividend preferences of any Preferred Stock which may be outstanding and to restrictions contained in certain agreements to which Dresser is a party, holders of Dresser Common Stock are entitled to receive dividends when, as and if declared by the Dresser Board of Directors out of funds legally available therefor.

    VOTING RIGHTS. Except as otherwise required by law or the Dresser Certificate, holders of Dresser Common Stock are entitled to one vote in respect of each share of Dresser Common Stock on all matters voted upon by the stockholders. Holders of Dresser Common Stock are not entitled to cumulative voting in the election of Directors. Accordingly, the holders of a majority of the outstanding shares of Dresser Common Stock are entitled to elect all the Directors.

    LIQUIDATION RIGHTS. In the event of liquidation, dissolution or winding up of Dresser, after any required distribution to holders of any Preferred Stock which may then be outstanding, the holders of Dresser Common Stock will be entitled pro rata to all the remaining assets available for distribution to stockholders.


    MISCELLANEOUS. Holders of the Dresser Common Stock are not entitled to pre-emptive rights. The outstanding shares of Dresser Common Stock are fully paid and non-assessable. Outstanding shares of Dresser Common Stock are listed on the New York Stock Exchange and Pacific Stock Exchange. The Registrar and transfer agent of the Common Stock is The Bank of New York.


                                 LEGAL MATTERS


    The legality of shares of common stock of the Company offered hereby will be passed upon by Rebecca R. Morris, Vice President - Corporate Counsel and Secretary of the Company (who beneficially owns 10,740 shares of the Company's Common Stock and holds options to purchase an additional 21,650 shares of such common stock coupled with 4,278 restricted incentive stock awards.)

                                    EXPERTS


    The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Dresser Industries, Inc. and its subsidiaries for the year ended October 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
  LIABILITIES



    Dresser's Restated Certificate of Incorporation, as amended, effective March 20, 1987, provides, as authorized by Section 145 of the Delaware General Corporation Law ("DGCL") that Dresser shall indemnify each person who is made a party or is threatened to be made a party or is involved in any action, suit or proceeding by reason of the fact that the person is or was a Director or officer of Dresser or is or was serving at the request of the corporation as a Director or officer of another corporation, joint venture, trust or other enterprise, to the fullest extent authorized by the DGCL, as the same existed on March 19, 1987, or may thereafter be amended, to the extent such amendment permits the corporation to provide broader indemnification rights, against all expense, liability and loss (including attorneys' fees), judgments, fines, certain excise taxes or penalties, and amounts paid in settlement reasonably incurred or suffered by such person in connection therewith. The right to indemnification includes the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition.



    Insurance is maintained by Dresser for each Director and officer of Dresser covering certain expenses, liability or losses he may incur which arise by reason of his being a Director or officer of Dresser or a subsidiary company, whether or not Dresser would have the power to indemnify such person against such expenses, liability or loss under the Delaware General Corporation Law.



    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, (the "Act") may be permitted to Directors, officers or persons controlling the registrant pursuant to the foregoing provisions, Dresser has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following is a statement of the estimated expenses incurred by the Company in connection with the issuance and distribution of the securities being registered pursuant to this Registration Statement, other than any applicable underwriting discounts.

                                                                                               AMOUNT
                                                                                            ------------
Securities and Exchange Commission Registration Fee.......................................  $   4,967.67
*Listing Fee..............................................................................      3,000.00
*Printing and Engraving Expenses..........................................................     25,000.00
*Legal and Accounting Fees and Expenses...................................................     10,000.00
*Blue Sky Fees and Expenses (including legal fees and expenses)...........................      2,000.00
*Miscellaneous............................................................................      6,500.00
                                                                                            ------------
    Total.................................................................................  $  51,467.67
                                                                                            ------------
                                                                                            ------------

------------------------

* Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Pursuant to Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In an action by or in the right of the Company, a corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim or issue as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which the court shall deem proper. Indemnification, unless ordered by the court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because he has met the applicable standard of conduct. Such determination is made (1) by the board of directors by a majority vote of a quorum consisting of disinterested directors, or (2) by independent legal counsel in a written opinion, or (3) by the stockholders. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such matter, Section 145 requires that the corporation indemnify him against expenses actually and reasonably incurred by him in his defense. Further, expenses may be paid by the corporation in advance of final disposition of the matter upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified. Such indemnification and advancement of expenses is not deemed exclusive of any other right to which a director or officer might be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Section 145 also empowers a corporation to purchase and maintain insurance on behalf of any person who might be indemnified thereunder whether or not the corporation would have the power to indemnify him against such liability under such Section.

    The Company's Restated Certificate of Incorporation, as amended, provides for indemnification of certain persons including directors and officers to the fullest extent permitted under Section 145 of the Delaware General Corporation Law.

    Insurance is maintained by the Company covering certain expenses, liability or losses which may be incurred by reason of his being a director or officer of the Company or a subsidiary corporation, partnership, joint venture, trust or other enterprise.

ITEM 16.  EXHIBITS

    The Exhibits are listed in the Exhibit Index immediately preceding the Exhibits.

ITEM 17.  UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


       Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on July 1, 1997.


                                          DRESSER INDUSTRIES, INC.


                                          By:        /s/ KENNETH J. KOTARA


                                             -----------------------------------


                                                     Kenneth J. Kotara,



                                                         CONTROLLER



    Pursuant to the requirements of the Securities Exchange Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on July 1, 1997.



                      SIGNATURE                                                   TITLE
------------------------------------------------------  ---------------------------------------------------------

                 *WILLIAM E. BRADFORD
     -------------------------------------------        Chairman of the Board, Chief Executive Officer and
           (William E. Bradford, Director)               Director (Principal Executive Officer)

                /s/ GEORGE H. JUETTEN
     -------------------------------------------        Vice President and Chief Financial Officer (Principal
                 (George H. Juetten)                     Financial Officer)

                /s/ KENNETH J. KOTARA
     -------------------------------------------        Controller (Principal Accounting Officer)
                  Kenneth J. Kotara

                *SAMUEL B. CASEY, JR.
     -------------------------------------------
           (Samuel B. Casey, Jr., Director)

               *LAWRENCE S. EAGLEBURGER
     -------------------------------------------
         (Lawrence S. Eagleburger, Director)

               *SYLVIA A. EARLE, PH.D.
     -------------------------------------------
          (Sylvia A. Earle, Ph.D., Director)

                   *RAWLES FULGHAM
     -------------------------------------------
              (Rawles Fulgham, Director)

                    *JOHN A. GAVIN
     -------------------------------------------
              (John A. Gavin, Director)

                     *RAY L. HUNT
     -------------------------------------------
               (Ray L. Hunt, Director)

                  *J. LANDIS MARTIN
     -------------------------------------------
             (J. Landis Martin, Director)

                      SIGNATURE                                                   TITLE
------------------------------------------------------  ---------------------------------------------------------

                   *LIONEL H. OLMER
     -------------------------------------------
             (Lionel H. Olmer, Director)

                   *JAY A. PRECOURT
     -------------------------------------------
             (Jay A. Precourt, Director)

     -------------------------------------------
             (Donald C. Vaughn, Director)

                  *RICHARD W. VIESER
     -------------------------------------------
            (Richard W. Vieser, Director)

*By:           /s/ ALICE A. HINDS
                --------------------------------------
                    Alice A. Hinds
                  (ATTORNEY-IN-FACT)

                               INDEX TO EXHIBITS


 EXHIBIT NO.                                       DESCRIPTION
-------------  -----------------------------------------------------------------------------------
        4.1    Restated Certificate of Incorporation of Registrant and amendments thereto.
                (Incorporated by reference to Exhibit 3(i) to Registrant's Form 10-Q/A for the
                Quarter ended April 30, 1996).

        4.2    By-Laws, as amended of Registrant. (Incorporated by reference to Exhibit 3.2 to
                Registrant's Form 10-K for the year ended October 31, 1996).

        4.3    Rights Agreement dated August 16, 1990, between Registrant and Harris Trust Company of New York as Rights Agent. (Incorporated by reference to Exhibit 1 to
                Registration Statement on Form 8-A filed on August 30, 1990 as amended by
                Amendment No. 1 on Form 8 filed on October 3, 1990).

        5      Form of opinion of Rebecca R. Morris as to the legality of the securities being registered. (Incorporated by reference to Exhibit 5 to Registrant's Registration
                Statement on Form S-3, File No. 333-01871.)

       23.1    Consent of Rebecca R. Morris is contained in her opinion attached as Exhibit 5.

      *23.2    Consent of Price Waterhouse LLP.

       24      Powers of Attorney (Incorporated by reference to Exhibit 24 to Registrant's
                Registration Statement on Form S-3, File No. 333-01871.)


------------------------

* Filed herewith.